January 26, 2026

Avax One Technology
2500 – 700 West Georgia Street
Vancouver, BC Canada
V7Y 1B3

Dear Sirs/Mesdames:

Re: Avax One Technology Ltd.

(a) We have acted as British Columbia counsel for Avax One Technology Ltd., a company incorporated under the laws of the Province of British Columbia (the "**Company**"), in connection with the registration by the Company of the Company's common shares, without par value ("**Placement Shares**"), under a Registration Statement on Form S-3 declared effective by the Securities and Exchange Commission (the "**Commission**") under the United States Securities Act of 1933, as amended (the "**Securities Act**") on December 5, 2025, (the "**Registration Statement**") and prospectus supplement to the Registration Statement dated January 26, 2026 as filed pursuant to Rule 424(b)(5) under the Securities Act (the "**Prospectus Supplement**" and, together with the Registration Statement, the "**Prospectuses**"). The Prospectuses are being filed in connection with the registration of: 68,578,175 common shares (the "**Common Shares**") previously issued under the Company's private placement of securities on November 5, 2025; an aggregate of 3,195,020 common shares (the "**Debenture Shares**") issuable on conversion of a convertible debenture certificate dated October 24, 2025 (the "**Debenture Certificate**"), at a conversion price of $2.41 per share (the "**Conversion Price**"); and 2,076,763 common shares issuable on exercise of a warrant certificate (the "**Warrant Certificate**") dated October 24, 2025, at an exercise price of $2.41 per share (the "**Exercise Price**");

As Canadian counsel to the Company, we have reviewed the following documents:

(b) The Registration Statement;

(c) Prospectus Supplement;

(d) The Debenture Certificate;

(e) The Warrant Certificate;

(f) A Certificate of Good Standing (the "**Certificate of Good Standing**") dated January 26, 2026, from the Registrar of Companies (British Columbia) for the Company; and

(g) A certificate of an officer of the Company (the "**Officer's Certificate**"), dated January 26, 2026, as to certain resolutions of the board of directors of the Company and facts relating to the Company, a copy of which has been provided to you.

In connection with this opinion, we have examined such documents and considered such matters of law as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon the Officer's Certificate and have not sought to verify independently such matters. We have also relied upon and not sought to verify independently the representations and warranties as to factual matters contained in and made pursuant to the Sale Agreement by the parties thereto.

In rendering this opinion, we have assumed (a) the genuineness and authenticity of all signatures, (b) the authenticity of all documents submitted to us as originals, (c) the conformity to originals of all documents submitted to us as copies, (d) the accuracy, completeness and authenticity of certificates of public officials, (e) the due authorization, execution and delivery of all documents and agreements by the parties or signatories thereto, and (f) that all individuals executing and delivering documents in their individual capacities had the legal capacity to so execute and deliver.

Whenever our opinion refers to shares of the Company whether issued or to be issued, as being "fully paid and non-assessable", such opinion indicates that the holder of such shares will not be liable to contribute any further amounts to the Company by virtue of its status as a holder of such shares, either in order to complete payment for the shares or to generally satisfy claims of creditors of the Company. No opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

Whenever our opinion is qualified by the phrases "of which we are aware", "to our knowledge", "known to us" or words of similar import, it is intended to indicate that during the course of our representation of the Company no information has come to our attention which would give us actual knowledge of any facts which would render such opinion untrue and no inference as to our having constructive or actual knowledge of the existence or absence of such facts should be drawn merely from the fact of our representation of the Company. For the purposes of this opinion we have made no independent investigations of or concerning the records, contracts, affairs or business of the Company nor have we examined public records or filings, other than those records, agreements and filings specifically referred to herein.

We have also assumed:

(a) That the Company has received payment in full for the Common Shares;

(b) that all facts set forth in official public records and certificates and other documents supplied by public officials or otherwise conveyed to us are complete and accurate;

(c) that the Company is not a "related issuer" or a "connected issuer", as defined under National Instrument 33-105 – *Underwriting Conflicts*, of any registrant involved in the distribution of the Common Shares, Debenture, Debenture Shares, Warrant or Warrant Shares;

(d) the Registration Statement, Prospectus Supplement, Debenture Certificate and Warrant Certificate (together, the "**Transaction Documents**") which we have examined is complete and has not been amended, supplemented or terminated;

(e) that at the time of issuance and sale of the Common Shares, Debenture Certificate, Debenture Shares, Warrant Certificate and Warrant Shares (together, the "**Securities**"), no order, ruling or decision has been or will be issued or granted by a securities commission or securities regulatory authority, court of competent jurisdiction, regulatory or administrative body having jurisdiction that has the effect of prohibiting or restricting any such trade or that affects any person or company who engages in any such trades, including, without limitation, any cease trade orders;

(f) the Registration Statement, as updated by the Prospectus Supplement remains effective as of the date hereof and no order has been issued by any of the securities regulatory authorities in the applicable jurisdictions deeming the Company not to be or to have ceased to be a reporting issuer under the securities laws of the applicable jurisdictions and no application for such an order has been made; and

(g) the Securities have not been, and will not be, offered, sold or delivered, directly or indirectly, in Canada or to any resident of Canada, including the delivery of the Prospectuses to purchasers, or potential purchasers, of the Placement Shares.

We are qualified to express opinions only with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein. We express no opinion on the laws of any jurisdiction other than the Province of British Columbia and the federal laws of Canada applicable therein, all as at the date hereof.

Based upon and relying on the foregoing and subject to the qualifications and assumptions hereinafter set forth, we are of the opinion that:

1. The Common Shares have been duly authorized and reserved for issuance and validly issued, as fully paid and nonassessable common shares in the capital of the Company.

2. The Debenture Shares have been duly authorized and reserved for issuance and, when issued and the Conversion Price is paid for in full pursuant to the terms of the Debenture Certificate, will be validly issued as fully paid and nonassessable common shares in the capital of the Company.

3. The Warrant Shares have been duly authorized and reserved for issuance and, when issued and the Exercise Price is paid for in full pursuant to the terms of the Warrant Certificate, will be validly issued as fully paid and nonassessable common shares in the capital of the Company.

This opinion is limited to the matters expressly set forth in this letter, and no opinion has been implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Prospectus Supplement and to the reference to this firm under the heading "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are an "expert" under the Securities Act or under the rules and regulations of the Commission relating thereto with respect to any part of the Prospectus Supplement.

Yours truly,

Farris LLP